November 17, 2004


Securities and Exchange Commission
Mail Stop 11-03
450 Fifth Street, N.W.
Washington, DC  20549



Ladies and Gentlemen:

We have read Item 4.01 of Qualified Housing Partners Limited
Partnership's Form 8-K dated November 17, 2004, and we agree with the statements made therein, with respect to our firm.

Sincerely,

DIXON HUGHES PLLC